EXHIBIT 2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, ERIC M. MINDICH, hereby make, constitute and appoint MARCY ENGEL, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as Managing Member, member of or in other capacities with Eton Park Capital Management, L.L.C., Eton Park Associates, L.L.C. and each of their affiliates or entities under my control, all documents relating to the beneficial ownership of securities required to be filed with the United States Securities and Exchange Commission (the "SEC") pursuant to Section 13(d), Section 13(g) or Section 16(a) of the Securities Exchange Act of 1934 (the "Act").

All past acts of the attorneys-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 17th day of August, 2007.

/s/ Eric M. Mindich

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Eric M. Mindich